                               PRICING SUPPLEMENT


                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)


                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 28                                  Trade Date: 07/22/02
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 07/25/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is July 23, 2002


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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UEA8             $8,992,000.00               5.00%                 01/15/13                 100%

Interest Payment
   Frequency                                      Subject to                Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption               (including the redemption price)
----------------        -----------------         ----------               --------------------------------
    08/15/02                   Yes                    Yes                           100% 07/15/03
    monthly                                                                    semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $8,857,120.00             $134,880.00               $2.50             ABN AMRO Financial
                                                                         Services, Inc.
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